EX-99.CERT 11(b)

This certification is provided pursuant to Section 906 of the Sarbanes-Oxley
Act of 2002, and 18 U.S.C. ss.1350, and accompanies the report on Form N-CSR for the period ended January 31, 2005 of Pax World Money Market Fund, Inc. (the "Company").

Each of the undersigned officers of the Company hereby certify that, to the best of such officer's knowledge:

         (i) the Form N-CSR fully complies with the requirements of Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m(a) or 78o(d)); and

         (ii) the information contained in the Form N-CSR fairly presents, in all material respects, the financial condition and results of operation of the Company.

Date: April 1, 2005                            /s/ Thomas W. Grant
                                                   Thomas W. Grant
                                                   President

Date: April 1, 2005                            /s/ Anthony Pace
                                                   Anthony Pace
                                                   Treasurer